CERTIFICATION OF PEO PURSUANT TO 18 U.S.C. 1350
Exhibit 32.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), Miguel Di Nanno, Principal Executive Officer of Pan American Goldfields Ltd. (the “Company”), hereby certifies that, to the best of his knowledge:

1.
This Annual Report on Form 10-K for the fiscal year ended February 29, 2012 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Miguel Di Nanno
Miguel Di Nanno
President and Principal Executive Officer

Date: May 31, 2012